Exhibit 99

FOR IMMEDIATE RELEASE

Contacts: Stacey Sullivan, Media Relations	Tony Laday, Investor Relations
(800) 775-7290	(972) 770-8890

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Nov. 3, 2011) – The Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.16 per share on the common stock of the company payable on Dec. 29, 2011 to shareholders of record as of Dec. 9, 2011.

Brinker currently owns, operates or franchises 1,578 restaurants under the names Chili’s® Grill & Bar (1,533 restaurants) and Maggiano’s Little Italy® (45 restaurants) and holds a minority investment in Romano’s Macaroni Grill®.

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